Exhibit 32.2

CERTIFICATE PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Belden Inc. (the “Company”) on Form 10-Q for the period ended September 27, 2026 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jeremy Parks, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(1)The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jeremy Parks
Jeremy Parks
Executive Vice President and Chief Financial Officer
October 29, 2026